EXHIBIT 99.2

HEADNOTE TO PROFORMA FINANCIAL INFORMATION

On October 8, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization dated July 23, 2010, (the “Merger Agreement”), Accredited Members Holding Corporation (“AMHC”) acquired all of the issued and outstanding common stock of World Wide Premium Packers, Inc. (“WWPP”), a related-party affiliate.  As a result, WWPP became a wholly-owned subsidiary of the Company on October 8, 2010.

As consideration for the acquisition, AMHC issued 398,477 shares of its Series A Convertible Preferred Stock (the Series A Preferred”), immediately convertible at the option of the holder into eight shares of AMHC’s common stock.  At the date of the acquisition, the market value of AMHC’s common stock was $0.45 per share.

Each Series A Preferred shareholder may be entitled to contingent consideration consisting of an additional 20.8 shares of common stock upon conversion of each Series A Preferred share should WWPP achieve pre-tax operating income over a period of six consecutive months of at least $1 million by October 8, 2013, as defined.  Accounting standards require that AMHC recognize the acquisition date fair value of this contingent consideration.  Given the estimated disparity between this threshold and WWPP’s projected financials results.  AMHC believes that the probability of achieving this threshold is not highly probably and therefore, adjusted the fair value of the contingent consideration by a probability factor accordingly. At October 13, 2013 should this threshold not be met, each share of remaining outstanding Series A Preferred shall automatically be converted into eight shares of AMHC common stock.

The acquisition was accounted for as a purchase. Management’s preliminary estimate of the purchase price, which is based primarily on the underlying fair value of the Company’s common stock is approximately $2.2 million.  The preferred stock issued in the acquisition includes an embedded conversion feature, which has been bifurcated and presented as a liability based on factors indicating this conversion feature is not indexed to AMHC’s common stock.  A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma condensed consolidated financial statements. The pro forma adjustments represent AMHC’s preliminary determination of acquisition accounting adjustments and are based upon available information and certain assumptions that AMHC believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated financial statements are subject to change and such changes may be material.

The historical pro forma balance sheet and statement of operations information is based on AMHC’s unaudited September 30, 2010, interim financial statements, included in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 15, 2010, and the audited financial statements of WWPP as of September 30, 2010, and for the period from February 14, 2010 (inception), through September 30, 2010. Since WWPP had no operations prior to February 14, 2010, a pro forma statement of operations for the year ended December 31, 2009 is not presented.

The accompanying pro forma condensed consolidated balance sheet as of September 30, 2010, gives effect to the acquisition as if it had been consummated on that date. The accompanying pro forma condensed consolidated statement of operations for the nine months ended September 30, 2010, give effect to the acquisition as if it had been consummated at the beginning of the period presented.

The pro forma financial information should be read in conjunction with our historical consolidated financial statements used in the presentation of the pro forma financial information. THE PRO FORMA INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THAT WHICH WOULD HAVE BEEN ATTAINED HAD THE TRANSACTION OCCURRED AT THE DATES INCLUDED IN THE PRO FORMA FINANCIAL INFORMATION.

ACCREDITED MEMBERS HOLDING CORPORATION AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	Historical September 30, 2010	Historical September 30, 2010	Proforma Adjustments	Notes	Proforma September 30, 2010
	AMHC	WWPP
Assets
Current assets:
Cash and cash equivalents	$687,593	$317,519	$-		$1,005,112
Accounts receivable, net	438,500	-			438,500
Accounts receivable, related party	38,702	-	(38,702)	1	-
Prepaid expenses and other	38,455	84,456			122,911
Investment in marketable securities	651,422	-			651,422
Total current assets	1,854,672	401,975	(38,702)		2,217,945

Property and equipment, net	213,862	48,500	(9,700)	3	252,662
Intangible asset	-	12,500	1,873,00	2	1,885,500
Cost investments	230,000	-			230,000
Investment in debt securities	39,140	-			39,140
Investment in derivative warrants	24,624	-			24,624
Deposits and other assets	6,294	-			6,294
	513,920	61,000	1,863,300		2,438,220
Total assets	$2,368,592	$462,975	$1,824,628		$4,656,165

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$277,461	$116,671			$394,132
Deferred revenue	684,493				684,493
Related party payables	-	38,702	(38,702)	1	-
Total current liabilities	961,954	155,873	(38,702)		1,078,625
Convertible notes payable:
Related parties	100,000	-			100,000
Other	100,000	-			100,000
Deferred rent liability	12,075	-			12,075
Derivative liability	-	-	1,543,000	2	1,543,000
	212,075	-	1,543,000		1,755,075
Total liabilities	1,174,029	155,373	1,504,298		2,833,700

Shareholders' equity:
Preferred stock; $0.10 par value;
Authorized shares - 1,000,000 shares
Issued and outstanding shares - 398,477 shares	-	-	637,602	2	637,602
Common stock; $0.001 par value;
Authorized shares - 50,000,000 shares
Issued and outstanding shares - 30,959,859	29,660	956	(956)	2	29,660
Additional paid-in capital	3,754,309	1,159,557	(1,159,557)	2	3,754,309
Other comprehensive loss	(37,861)	-	-		(37,861)
Accumulated deficit	(2,551,545)	(852,911)	843,211		(2,561,245)
Total shareholders' equity	1,194,563	307,602	320,300		1,822,465
Total liabilities and shareholders' equity	$2,368,592	$462,975	$1,824,628		$4,656,165

ACCREDITED MEMBERS HOLDING CORPORATION and SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Historical for the nine months ended September 30, 2010	Historical for the period from February 14, 2010 (inception) September 30, 2010	Proforma Adjustments	Notes	Proforma nine months ended September 30, 2010
	AMHC	WWPP
Net revenue	$1,745,341	$-	$-		$1,745,341
Cost of revenue	679,570	-	-		679,570
Gross profit	1,065,771	-	-		1,065,771
Operating expenses:
General and administrative	1,711,631	391,296	9,700	3	2,112,627
Selling and marketing	457,614	121,615	-		579,229
Related party management fees	-	337,500	(337,500)	1	-
Total operating expenses	2,169,245	850,411	327,800		2,691,856
Operating loss	(1,103,474)	(850,411)	327,800		(1,626,085)
Other income (expense):
Interest expense:
Related parties	(7,500)	-	-		(7,500)
Other	(8,241)	-	-		(8,241)
Loss on value of derivative warrants	(1,700)	-	-		(1,700)
Impairment of marketable securities	(187,000)	-	-		(187,000)
Related party management fees	337,500	-	(337,500)	1	-
Other income	7,926	-	-		7,926
	140,985	-	(337,500)		(196,515)
Net loss	(962,489)	(850,411)	(9,700)		(1,822,600)

Other comprehensive loss:
Unrealized loss from available for sale securities	(37,861)	-	-		(37,861)

Comprehensive loss	$(1,000,350)	$(850,411)	$-		$(1,860,461)

Net loss income per share - basic and diluted	$(0.03)				$(0.06)

Weighted average number of common shares outstanding	30,361,398			4	30,361,398

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET AND STATEMENT OF OPERATIONS

BALANCE SHEET AS OF SEPTEMBER 30, 2010, AND THE STATEMENT OF
OPERATIONS FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 2010

Note 1:  This entry is recorded to reflect the elimination of the related party receivables and  payables between AMHC and WWPP, and the related party income and expense that were recorded in connection with the related party management services agreement.

Note 2:  This entry is recorded to reflect AMHC's acquisition of WWPP and the allocation of the purchase price, as discussed in the headnote to Proforma Financial Information. The excess of the purchase price paid over the net carrying value of the assets acquired and liabilities assumed was allocated to the estimated fair value of the assets and liabilities. The Trademark License is determined to have an indefinite life, and therefore, no amortization is recorded in the pro forma statement of operations.

Note 3:  This entry is recorded to reflect depreciation and amortization expense on WWPP property and equipment during the nine months ended September 30, 2010.

Note 4:  The common shares underlying the convertible preferred stock in not included in the weighted average share calculation, as the effect would be antidilutive for the nine-month period ended September 30, 2010.